Exhibit 16

STOCKHOLDERS AGREEMENT

by and among

STREAM GLOBAL SERVICES, INC.,

ARES CORPORATE OPPORTUNITIES FUND II, L.P.,

EGS DUTCHCO, B.V.,

NEWBRIDGE INTERNATIONAL INVESTMENT LTD.,

MR. R. SCOTT MURRAY

and

TRILLIUM CAPITAL LLC

Dated as of October 1, 2009

i

TABLE OF CONTENTS

(continued)

ii

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (the “Agreement”) is made as of October 1, 2009 and is by and among

(i)                                     Stream Global Services, Inc., a Delaware corporation (the “Company”);

(ii)                                  Ares Corporate Opportunities Fund II, L.P., a Delaware limited partnership (“Ares”; together with its Permitted Transferees, if any, that become parties to this Agreement as “Investors” in accordance with Section 3.2, the “Ares Investors”);

(iii)                               EGS Dutchco B.V., a Netherlands corporation (“PEP”; together with its Permitted Transferees, if any, that become parties to this Agreement as “Investors” in accordance with Section 3.2, the “PEP Investors”);

(iv)                              NewBridge International Investment Ltd., a British Virgin Islands company (“Ayala”; together with its Permitted Transferees, if any, that become parties to this Agreement as “Investors” in accordance with Section 3.2, the “Ayala Investors”);

(v)                                 Mr. R. Scott Murray, a resident of Wellesley Massachusetts  (“Mr. Murray”; together with his Permitted Transferees, if any, that become parties to this Agreement as “Investors” in accordance with Section 3.2, the “Murray Investors”); and

(vi)                              Trillium Capital LLC, a Delaware limited liability company (“Trillium”; together with its Permitted Transferees, if any, that become parties to this Agreement as “Investors” in accordance with Section 3.2, the “Trillium Investors”).

RECITALS

1.                                       The Company is party to the Share Exchange Agreement, dated as of August 14, 2009 (the “Exchange Agreement”), by and among the Company, EGS Corp., Ayala and PEP, pursuant to which the Company has agreed to acquire (the “Transaction”) all of the issued and outstanding shares of EGS Corp. (the “EGS Corp. Shares”).

2.                                       In connection with the closing of the Transaction (the “Closing”), (a) the Company will issue shares of Common Stock and/or Non-Voting Common Stock to Ayala and PEP in exchange for all of the EGS Corp. Shares and (b) the Company will issue shares of Common Stock to Ares upon conversion of all of the issued and outstanding shares of preferred stock of the Company and in exchange for warrants to purchase 7,500,000 shares of Common Stock held by Ares.

3.                                       The parties are party to a Stockholders Agreement dated as of August 14, 2009 and desire to amend and restate such agreement in order to set forth in this Agreement their agreements on certain matters.

AGREEMENT

Therefore, the parties hereto hereby agree that the Stockholders Agreement dated as of August 14, 2009 by and among the Company, Ares, PEP, Ayala, Mr. Murray and Trillium is hereby amended and restated in its entirety to read as follows:

1.                                       EFFECTIVENESS; DEFINITIONS.

1.1                                 Effectiveness.  This Agreement is being entered into before, but will not become effective until, the consummation of the Transaction.  If the Exchange Agreement is terminated prior to the consummation of the Transaction, then this Agreement will automatically terminate. Upon the effectiveness of this Agreement, the Stockholder’s Agreement dated as of August 7, 2008 by and between the Company and Ares shall terminate and be of no further force or effect.

1.2                                 Definitions.  Certain terms are used in this Agreement as specified in Section 11.2.  For purposes of this Agreement, each share of Non-Voting Common Stock shall be deemed to be the share of Common Stock issuable upon conversion of such share of Non-Voting Common Stock, whether or not then convertible.

2.                                       VOTING AGREEMENT AMONG VOTING INVESTORS.

2.1                                 Board of Directors.

2.1.1                        Board Size.  Each Voting Investor hereby agrees to take all necessary actions to cause the size of the board of directors of the Company (the “Board”) to be fixed at the number of directors elected in accordance with Section 2.1.2, which number shall initially be eleven (11).

2.1.2                        Designation of Directors.  Each Voting Investor hereby agrees to cast all votes to which such Voting Investor is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, so as to elect as the members of the Board:

(a)                                  (i) a total of three (3) directors designated by the Ares Significant Investor for so long as such Ares Significant Investor, together with its Affiliates, continues to own Shares representing (A) at least two-thirds of the total number of Shares owned by Ares and its Affiliates upon the Closing and (B) at least fifteen percent (15%) of the then outstanding shares of Common Stock; or (ii) a total of two (2) directors designated by the Ares Significant Investor for so long as such Ares Significant Investor, together with its Affiliates, continues to own Shares representing (A) at least fifty percent (50%) of the total number of Shares owned by Ares and its Affiliates upon the Closing and (B) at least seven and one-half percent (7.5%) of the then outstanding shares of Common Stock; or (iii) one (1) director designated by the Ares Significant Investor for so long as the Ares Significant Investor, together with its

Affiliates, continues to own Shares representing at least twenty-five percent (25%) of the total number of Shares owned by Ares and its Affiliates upon the Closing;

(b)                                 (i) a total of three (3) directors designated by the Ayala Significant Investor and the PEP Significant Investor (by action of the holders of a majority of the Shares owned by the Ayala Significant Investor and the PEP Significant Investor) for so long as such Ayala Significant Investor and such PEP Significant Investor, together with their respective Affiliates, collectively continue to own Shares representing (A) at least two-thirds of the total number of Shares owned by Ayala, PEP and their respective Affiliates upon the Closing and (B) at least fifteen percent (15%) of the then outstanding shares of Common Stock; or (ii) a total of two (2) directors designated by the Ayala Significant Investor and the PEP Significant Investor (by action of the holders of a majority of the Shares owned by the Ayala Significant Investor and the PEP Significant Investor) for so long as such Ayala Significant Investor and such PEP Significant Investor, together with their respective Affiliates, collectively continue to own Shares representing (A) at least fifty percent (50%) of the total number of Shares owned by Ayala, PEP and their respective Affiliates upon the Closing and (B) at least seven and one-half percent (7.5%) of the then outstanding shares of Common Stock; or (iii) one (1) director designated by the Ayala Significant Investor and the PEP Significant Investor (by action of the holders of a majority of the Shares owned by the Ayala Significant Investor and the PEP Significant Investor) for so long as such Ayala Significant Investor and such PEP Significant Investor, together with their respective Affiliates, collectively continue to own Shares representing at least twenty-five percent (25%) of the total number of Shares owned by Ayala, PEP and their respective Affiliates upon the Closing;

(c)                                  one Independent Director designated by the Board with Requisite Board Approval; provided that such Independent Director shall be Mr. Paul Joubert until Mr. Joubert’s successor is duly elected and qualified, or until Mr. Joubert’s death, or until Mr. Joubert’s earlier disqualification, resignation, retirement or removal;

(d)                                 one Independent Director designated (i) by the Ares Significant Investor for so long as the Ares Significant Investor, together with its Affiliates, continues to own Shares representing (A) at least one-third of the total number of Shares owned by Ares and its Affiliates upon the Closing or (B) at least fifteen percent (15%) of the then outstanding shares of Common Stock and (ii) thereafter, by the Board with Requisite Board Approval;

(e)                                  one Independent Director designated (i) by the Ayala Significant Investor and the PEP Significant Investor (by action of the holders of a majority of the Shares owned by the Ayala Significant Investor and the PEP Significant Investor) for so long as the Ayala Significant Investor and the PEP Significant Investor, together with their respective Affiliates, collectively continue to own Shares representing (A) at least one-third of the total number of Shares owned by Ayala, PEP and their respective Affiliates upon the Closing or (B) at least fifteen percent (15%) of the then outstanding shares of Common Stock and (ii) thereafter, by the Board with Requisite Board Approval;

(f)                                    the individual who holds the position of Chief Executive Officer of the Company from time to time; and

(g)                                 one Independent Director designated by the Board with Requisite Board Approval; provided that such Independent Director shall be Mr. G. Drew Conway until Mr. Conway’s successor is duly elected and qualified, or until Mr. Conway’s death, or until Mr. Conway’s earlier disqualification, resignation, retirement or removal; provided further that no individual shall be designated pursuant to this clause (g) if the members of the Board designated pursuant to the other clauses of this Section 2.1.2 include the minimum number of individuals who would satisfy the applicable director independence requirements as is necessary for the continued listing of the Common Stock on the New York Stock Exchange, American Stock Exchange or such other national securities exchange or market on which the Common Stock is then listed, including a sufficient number of directors to comprise the requisite committees of the Board in accordance with Rule 10A-3 under the Exchange Act and any other applicable law or any rule or regulation of any national securities exchange or market or national securities association that is then applicable to the Company.

Each of the members of the Board elected pursuant to this Section 2.1.2 (other than the members of the Board elected pursuant to clauses (c), (f) or (g) hereof) is referred to herein as a “Significant Investor Director.”  The PEP Significant Investor and the Ayala Significant Investor (by action of the holders of a majority of the Shares owned by the Ayala Significant Investor and the PEP Significant Investor) shall inform the Company with respect to directors that from time to time are designated pursuant to clauses (b) or (e) hereof whether such director shall be referred to herein as a “PEP Director” or an “Ayala Director.”  Any director designated by the Ares Significant Investor pursuant to clauses (a) or (d) hereof shall be referred to herein as an “Ares Director.”

2.1.3                        Removal; Replacement; Vacancies.  No Voting Investor shall cast any vote to which such Voting Investor is entitled in respect of the Shares, whether at any annual meeting or special meeting, by written consent or otherwise, to remove any member of the Board elected pursuant to Section 2.1.2 (other than clause (f) thereof) except for cause or with respect to (i) any Significant Investor Director, upon the express written instructions of the Significant Investor(s) that designated such director in accordance with Section 2.1.2 and (ii) (A) any director elected pursuant to Section 2.1.2(c) or (g) and (B) any Significant Investor Director elected by the Board with Requisite Board Approval pursuant to Section 2.1.2(d) or (e), upon the express written instructions of the Board with Requisite Board Approval (each of the Significant Investor(s) designating a director pursuant to Section 2.1.2 and the Board with Requisite Board Approval designating a director elected pursuant to Section 2.1.2(c) or (g) shall be referred to herein as a “Designating Party”).  If, following election to the Board, any member of the Board elected pursuant to Section 2.1.2 (other than clause (f) thereof) resigns, is removed in accordance with this Section 2.1.3, or is unable to serve for any reason prior to the expiration of his or her term as a director, then the applicable Designating Party may designate a replacement.  If the applicable Designating Party does not designate a replacement, then the Voting Investors shall cause the relevant directorship to be vacant.  The Company shall take all actions as and when reasonably requested by a Designating Party, and each Voting Investor hereby agrees to cast all votes to which such Voting Investor is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in each case so as to (i) cause the election to the Board of any person designated as a replacement Significant Investor Director or as a replacement to a director elected pursuant to Section 2.1.2(c) or (g) in accordance with this Section 2.1.3 and (ii) cause the removal of a Significant Investor Director or the removal of a director elected pursuant to Section 2.1.2(c) or (g) upon the express written instructions of the applicable Designating Party to remove such Significant Investor Director or director elected pursuant to Section 2.1.2(c) or (g).  No Voting Investor shall cast any vote to which such Voting Investor is entitled in respect of the Shares, whether at any annual meeting or special meeting, by written consent or otherwise to remove the director elected pursuant to Section 2.1.2(f), except for cause, if such director continues to serve as the Chief Executive Officer of the Company.  In the event that the director elected pursuant to Section 2.1.2(f) no longer serves as the Chief Executive Officer of the Company, each Voting Investor hereby agrees to cast all votes to which such Voting Investor is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in each case so as to remove such person from the Board without cause and to appoint the Chief Executive Officer of the Company as such director’s replacement.

2.1.4                        Committees.  The Company shall, and each Voting Investor shall, take all necessary actions to, cause the Board to maintain the following committees: (a) an audit committee, (b) a compensation committee, (c) a nominating and governance committee and (d) such other committees, if any, as the Board may determine to maintain; provided that the appointment of committee members and the delegation of the Board’s authority to a committee shall be consistent with the by-laws of the Company; and provided, further, that, subject to any applicable law (including Rule 10A-3 under the Exchange Act) or rule or regulation of any national securities exchange or market or national securities association that is then applicable to the Company (including applicable “director independence” requirements), the Company shall, and each Voting Investor shall, take all necessary actions to, cause (i) for so long as the Ayala Significant Investor and the PEP Significant Investor, together with their respective Affiliates, collectively continue to own Shares representing at least twenty-five percent (25%) of the total number of Shares owned by Ayala, PEP and their respective Affiliates upon the Closing, except as otherwise agreed in writing by the holders of a majority of the Shares owned by the Ayala Significant Investor and the PEP Significant Investor, the composition of any committee of the Board to include a number of directors (rounded down to the nearest whole number (but not less than one)) designated to serve on such committee by the Ayala Significant Investor and the PEP Significant Investor (by action of the holders of a majority of the Shares owned by the Ayala Significant Investor and the PEP Significant Investor) equal to the product of (x) the result obtained by dividing (A) the number of directors then designated by the Ayala Significant Investor and the PEP Significant Investor pursuant to Sections 2.1.2(b) and (e) by (B) the total number of directors on the Board and (y) the total number of directors on such committee, and (ii)

for so long as the Ares Significant Investor, together with its Affiliates, continues to own Shares representing at least twenty-five percent (25%) of the total number of Shares owned by Ares and its Affiliates upon the Closing, except as otherwise agreed in writing by the Ares Significant Investor, the composition of any committee of the Board to include a number of directors (rounded down to the nearest whole number (but not less than one)) designated to serve on such committee by the Ares Significant Investor equal to the product of (x) the result obtained by dividing (A) the number of directors then designated by the Ares Significant Investor pursuant to Sections 2.1.2(a) and (d) by (B) the total number of directors on the Board and (y) the total number of directors on such committee.  Notwithstanding anything to the contrary herein, no director designated by a Significant Investor pursuant to Section 2.1.2 shall serve as a member of any committee established by the Board to consider any transaction as to which such Significant Investor may have a conflict of interest, as reasonably determined by a majority of the non-interested directors serving on the Board.

2.1.5                        Chairman of the Board; Vice Chairman of the Board; Officers.  The Company shall, and each Voting Investor shall, take all necessary actions to, cause the Board (a) to elect the individual serving as the Company’s Chief Executive Officer as the Chairman of the Board for so long as he serves as Chief Executive Officer and (b) for so long as Mr. Fred Ayala is a member of the Board designated by the Ayala Significant Investor and the PEP Significant Investor pursuant to Section 2.1.2(b), to elect Mr. Ayala as the Vice Chairman of the Board and as the non-executive chairman of the boards of directors of the Company’s subsidiaries, EGS Corp., EGS Acquisition Corp. and eTelecare Global Solutions, Inc.  The Company and each Significant Investor agree that, upon the Closing, subject to the Board’s and the Significant Investors’ ability to remove such persons from such positions after the Closing, (i) Mr. R. Scott Murray shall serve as the Company’s Chief Executive Officer and Chairman of the Board and (ii) Mr. Paul Joubert shall serve as a member of the Board and the Chairman of the audit committee of the Board.

2.1.6                        Independent Directors.  Each Significant Investor agrees to reasonably cooperate with each other Significant Investor to designate as directors pursuant to Sections 2.1.2(a) and (b) such number of individuals who would satisfy the applicable director independence requirements as is necessary for the continued listing of the Common Stock on the New York Stock Exchange, American Stock Exchange or such other national securities exchange or market on which the Common Stock is then listed (assuming the Board makes such affirmative determination of independence as is required by the applicable rules or regulations of such exchange).  In the event that, after taking into account the director designees of the Significant Investors pursuant to Sections 2.1.2(a) and (b), the Board would not satisfy the independence requirements necessary for the continued listing of the Common Stock on the New York Stock Exchange, American Stock Exchange or such other national securities exchange or market on which the Common Stock is then listed, the Significant Investors agree to negotiate in good faith to replace their designated directors, to the extent necessary, in order to satisfy the applicable director independence requirements necessary for the continued listing of the Common Stock on the New York Stock Exchange, American Stock Exchange or such other national securities exchange or market on which the Common Stock is then listed.

2.1.7                        Subsidiaries.  The board of directors (and any committees thereof) of all Subsidiaries of the Company will consist of such persons as the Company shall designate, subject to applicable laws; provided that if a representative of a Significant Investor is appointed to the board of directors (or any committee thereof) of a Subsidiary of the Company (other than EGS Corp., EGS Acquisition Corp. or eTelecare Global Solutions, Inc.), then each of the Ares Significant Investor, on the one hand, and the Ayala Significant Investor and the PEP Significant Investor (by action of the holders of a majority of the Shares owned by the Ayala Significant Investor and the PEP Significant Investor), on the other hand, shall have the right to appoint members to such board of directors (or committees) in the same manner as provided for committees of the Board in Section 2.1.4.

2.1.8                        Quorum of the Board.  The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board of Directors pursuant to Section 2.2 of the Company’s By-laws shall constitute a quorum of the Board; provided, that so long as an Ares Director, a PEP Director or an Ayala Director serves on the Board, the presence of an Ares Director, a PEP Director and an Ayala Director, as the case may be, shall also be required to constitute a quorum of the Board; provided, however, that, if an Ares Director, a PEP Director or an Ayala Director is not present at any two consecutive meetings of the Board, then the presence of an Ares Director, a PEP Director or an Ayala Director, as the case may be, shall not be required to constitute a quorum of the Board for the following meeting of the Board.  If at any meeting of the Board there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.1.9                        Quorum of a Committee of the Board.  A majority of the members of any committee of the Board shall constitute a quorum of such committee; provided, that, so long as an Ares Director, a PEP Director or an Ayala Director serves on any committee of the Board, the presence of such Ares Director, PEP Director and Ayala Director, as the case may be, shall also be required to constitute a quorum of such committee of the Board; provided, that, if an Ares Director, a PEP Director or an Ayala Director that is a member of a committee is not present at any two consecutive meetings of such committee of the Board, then the presence of such Ares Director, PEP Director or Ayala Director, as the case may be, shall not be required to constitute a quorum of such committee for the following meeting of the committee.  If at any meeting of a committee of the Board there shall be less than such a quorum, a majority of the members of such committee present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.2                                 Irrevocable Proxy.  Each Voting Investor shall, at any time it is then entitled to vote for the election of directors to the Board, vote all of the Shares that it is entitled to vote, or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in Section 2.1.2.  Solely with respect to the matters contemplated in this Section 2, each Voting Investor hereby grants to each other Voting Investor an irrevocable proxy coupled with an interest to vote, including in any action by written consent, all of the Shares that it is entitled to vote in accordance with such Voting Investor’s agreements contained in this Section 2.

2.3           Nomination.  The Company shall cause each individual designated to serve as a director pursuant to Section 2.1.2 to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or stockholders) to ensure that the composition of the Board is as set forth in Sections 2.1.2.

2.4           Period.  The foregoing provisions of this Section 2 shall terminate, with respect to any particular provision, on the last date permitted by applicable law (including the rules of the Commission or any national securities exchange or market or national securities association upon which equity securities of the Company are listed) for such provision to remain in effect.  For the avoidance of doubt, none of the Murray Investors, including Mr. Murray, nor any of the Trillium Investors, including Trillium, shall be considered an Investor for purposes of this Section 2 nor shall be bound by the terms of this Section 2.

3.             TRANSFER RESTRICTIONS.

3.1           Transfers Prohibited.  Except as otherwise set forth in Section 3.1.1 or 4.3, no Investor shall Transfer any of such Investor’s Shares or any interest therein to any other Person on or prior to the second anniversary of the date of the Exchange Agreement, without the prior written consent of each Significant Investor.  No Investor shall Transfer any of their respective Public Warrants or any interest therein to any other Person (other than to the Company), without the prior written consent of each Significant Investor.  If an Investor proposes a Transfer of a type permitted by more than one subsection of this Section 3.1, then such Investor shall designate, by written notice to the Company, the specific subsection pursuant to which such Investor intends to make such Transfer, which will be treated for all purposes under this Agreement as the subsection under which such Transfer is made.

3.1.1        Permissible Transfers.  The following Transfers (each a “Permissible Transfer”) shall not be subject to the provisions of Section 3.1, 3.1.2, 4.1 or 4.2.

(a)           Prior to the exercise of the “drag along right” contained in Section 4.3, any Significant Investor may Transfer any or all of such Significant Investor’s Shares to any of such Significant Investor’s Equity Holders; provided, that such Transfer is consummated as a distribution-in-kind to each of such Significant

Investor’s Equity Holders on a pro rata basis.  Subject to Section 3.2, any such Equity Holder shall not be entitled to any rights under, nor be bound by the terms of, this Agreement.  Any Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement.

(b)           Subject to Section 3.2, any Investor may Transfer any or all of such Investor’s Shares to any of such Investor’s Permitted Transferees, so long as such Permitted Transferee agrees to be bound by the terms of this Agreement in accordance with Section 3.2 (if not already bound hereby).  Any Shares so Transferred shall conclusively be deemed thereafter to be Shares under this Agreement.  In the event that a Permitted Transferee holding any Shares ceases to qualify, or expects to cease to qualify, as a Permitted Transferee in relation to the initial transferring Investor from whom or which such Permitted Transferee or any previous Permitted Transferee of such initial transferring Investor received such Shares (an “Unwinding Event”), prior to such Unwinding Event, such initial transferring Investor shall take all actions necessary to effect a Transfer of all the Shares held by the relevant Permitted Transferee either back to such Investor or, pursuant to this Section 3.1.1, to another Person that qualifies as a Permitted Transferee of such initial transferring Investor.

(c)           Transfers by a Participating Seller pursuant to Section 4.2 or 4.3, as applicable.

(d)           Transfers pursuant to a tender offer subject to Section 14(d)(1) of the Exchange Act (other than a tender offer made by an Investor).

(e)           Transfers pursuant to Rule 144 or an effective registration statement under the Securities Act.

3.1.2        Post Second Anniversary Transfers.  After the second anniversary of the date of the Exchange Agreement, each Investor shall have the right to Transfer any or all of such Investor’s Shares or any interest therein to any other Person, subject to the “right of first offer” provisions contained in Section 4.1 and the “tag along” provisions contained in Section 4.2; provided, that any Permissible Transfer shall not be subject to the “right of first offer” provisions contained in Section 4.1 or the “tag along” provisions contained in Section 4.2.

3.2           Transferees to Become Parties.  Any transferee receiving Shares in a Transfer pursuant to Section 3.1.1 or 3.1.2 (other than in an Exempt Transfer) shall become an Investor party to this Agreement and be subject to the terms and conditions of, and be entitled to enforce, this Agreement, to the same extent, and in the same capacity, as the Investor that Transfers such Shares to such transferor.  Prior to the Transfer of any Shares to any transferee pursuant to Section 3.1.1 or 3.1.2 (other than an Exempt Transfer), and as a condition thereto, the Investor effecting such Transfer shall cause such transferee to deliver to the Company and the other Investors a written agreement substantially in the form of Exhibit A (or in form and substance that is otherwise reasonably satisfactory to the Company and a Requisite Majority), to be bound by the terms and conditions of this Agreement, to the extent described in the preceding sentence.

3.3              Restrictions on Transfers to Competitors.  Notwithstanding anything in this Agreement to the contrary, except (i) in connection with a “drag-along sale” pursuant to Section 4.3, (ii) a Change of Control transaction, or (iii) a Transfer unanimously approved by all of the Significant Investors and Mr. Murray (for so long as he is the Chief Executive Officer of the Company), no Investor shall Transfer any of such Investor’s Shares to a Company Competitor.

3.4           Other Restrictions on Transfer.  The restrictions on transfer contained in this Agreement are in addition to any other restrictions on transfer to which an Investor may be subject, including any restrictions on transfer contained in the Company’s certificate of incorporation, stock option or warrant agreement, stock purchase agreement or other agreement to which such Investor is a party or by which such Investor is bound or any applicable lock up rules and regulations of any national securities exchange or market or national securities association.

3.5           Impermissible Transfers.  Any Transfer of Shares not made in compliance with the terms of this Section 3 shall be null and void ab initio, and the Company shall not in any way give effect to any such Transfer.

4.             RIGHT OF FIRST OFFER, TAG ALONG RIGHTS AND DRAG ALONG RIGHTS.

4.1           Right of First Offer.  If an Investor or group of Investors (collectively, the “Prospective Selling Investor”) desires to Transfer any Shares (the “Offered Shares”), other than in a Permissible Transfer, then the provisions of this Section 4.1 will apply to such Transfer.

4.1.1        Notice.  The Prospective Selling Investor shall, prior to any such proposed Transfer, furnish a written notice of its desire to do so (the “Transfer Notice”) to the Company and each of the Significant Investors.  The Transfer Notice shall include the number of Offered Shares.

4.1.2        Company’s Option to Purchase.  Subject to Section 4.2, except in the event of a proposed Transfer that would result in a Change of Control (in which case only the Significant Investors shall have the right to purchase the Offered Shares), the Company shall have the first option to offer to purchase, for cash payable at the closing of such Transfer, all or any part of the Offered Shares.  The Company may exercise such option, subject to approval by a majority of the disinterested members of the Board, no later than ten (10) days after such Transfer Notice is delivered, by delivering a written notice to the Prospective Selling Investor setting forth the Company’s offer to purchase the Offered Shares, including (i) the cash price per Share at which the Company is willing to purchase the Offered Shares and (ii) the maximum number of Offered Shares the Company is willing to purchase (the “Company Exercise Notice”).  In the event the

Company does not exercise its option within such 10-day period with respect to all of the Offered Shares, the Company shall, by the last day of such period, give written notice of that fact to the Significant Investors (the “Investor Notice”).  The Investor Notice shall specify the number of Offered Shares that the Company has not offered to purchase (the “Remaining Shares”).

4.1.3        Investors’ Option to Purchase.  Subject to Section 4.2, each other Significant Investor shall have an option, exercisable for a period of ten (10) days from the date of delivery of the Investor Notice, to offer to purchase, for cash payable at the closing of such Transfer, all or any portion of  the Remaining Shares.  Such option shall be exercised by delivery by such Significant Investor of written notice to the Prospective Selling Investor and the Company setting forth the principal terms and conditions of the Significant Investor’s offer to purchase the Offered Shares, including (i) the cash price per Share at which such Significant Investor is willing to purchase the Offered Shares and (ii) the maximum number of Offered Shares such Significant Investor is willing to purchase (the “Investor Exercise Notice”). If the number of Offered Shares so specified by all other Significant Investors exceeds the total number of Remaining Shares, the Remaining Shares available for purchase by each such Significant Investor shall be allocated to such Significant Investor on a pro rata basis according to the number of Shares then owned by each such Significant Investor.  The option to offer to purchase (and all related rights) under this Section 4.1 shall terminate with respect to a Significant Investor on the first date on which such Significant Investor no longer owns Shares representing at least seven and one-half percent (7.5%) of the then outstanding shares of Common Stock.

4.1.4        Acceptance or Rejection of Exercise Notice.

(a)           The Prospective Selling Investor shall have (i) ten (10) days from the date of delivery of the Company Exercise Notice or (ii) if an Investor Notice is delivered, ten (10) days from the date of delivery of the Investor Exercise Notice(s), to accept or reject in writing any offer by the Company or any Significant Investor (the “Acceptance Period”); provided, that  if the accepted offers specify a number of shares in excess of the number of Offered Shares, the Offered Shares available for purchase by each offeror shall be allocated in the manner that will provide the maximum aggregate purchase price.  If more than one allocation provides the maximum aggregate purchase price, the Offered Shares shall be allocated (i) first, to the Company, if the Company’s offer has been accepted and such allocation does not reduce the aggregate offering price and (ii) thereafter to each other Significant Investor whose offer has been accepted, first based on highest offer price, and thereafter on a pro rata basis according to the number of Shares then owned by each such Significant Investor.  Subject to the foregoing, if the Prospective Selling Investor accepts an offer, the Prospective Selling Investor shall be bound and obligated to Transfer, and the applicable offeror shall be bound and obligated to purchase, the Offered Shares for a purchase price equal to the offer price, payable in cash.

(b)           If (i) the Prospective Selling Investor rejects the offer by the Company and/or the Significant Investor(s) or (ii) the Company and/or the Significant Investor(s) do not submit a Company Exercise Notice or an Investor Exercise Notice, as applicable, within the requisite time period, then the Prospective Selling Investor may Transfer all of the Offered Shares to any other Person or Persons, subject to Section 4.2; provided, that

(i)            if the Company and/or any Significant Investor(s) offered to purchase all of the Offered Shares, no such Transfer may be made for a per Share price lower than or equal to the highest weighted average price per Share pursuant to such offer that would have resulted in all of the Offered Shares being purchased (it being understood that (x) if any portion of the consideration to be paid by a transferee is in a form other than cash, the value thereof shall be conclusively determined in good faith by the Prospective Selling Investor and (y) in determining the value of the consideration received from the transferee, the Prospective Selling Investor may include its good faith determination of the value of all other potential benefits, including tax benefits, earn-outs and similar items, and other terms and conditions) and

(ii)           if such Transfer is not completed by the end of the 270th day after the last day of the Acceptance Period (provided, that, if such Transfer is subject to any regulatory approval, such 270 day period shall be extended until the expiration of five (5) business days after all such approvals have been received, but in no event later than three hundred (300) days following the last day of the Acceptance Period), the Transfer Notice shall be null and void, and it shall be necessary for a separate Transfer Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such a subsequent Transfer pursuant to this Section 4.1.

(c)           If the Prospective Selling Investor accepts the offer contained in the Company Exercise Notice and/or the Investor Exercise Notice(s), as applicable, subject to Section 4.4, the closing of such Transfer shall take place at the offices of the Company within ten (10) days after the last day of the Acceptance Period (provided, that, if such Transfer is subject to any regulatory approval, such ten (10) day period shall be extended until the expiration of five (5) business days after all such approvals have been received, but in no event later than sixty (60) days following the last day of the Acceptance Period). The Prospective Selling Investor’s obligation to make representations and warranties to the Company or a Significant Investor shall be limited in each case to representations and warranties to (i) the unencumbered title to the Offered Shares, (ii) the power, authority and legal right to Transfer such Offered Shares and (iii) the absence of any Adverse Claim with respect to such Offered Shares.

4.1.5        Indirect Transfers.  No Investor shall permit a direct or indirect equity holder to Transfer any direct or indirect equity interests in such Investor (other than Transfers of equity interests of (i) Ares Corporate Opportunities Fund II, L.P. or any of its affiliated investment funds (or the general partners thereof), (ii) Providence Equity Partners VI International, L.P. or any of its affiliated investment funds (or the general partners thereof), or (iii) Ayala Corporation) in a Transfer of a type that would be subject to this Section 4.1 if such Transfer involved a Transfer of Shares by such Investor (any such Transfer of any such equity interests, an “Indirect Transfer”), unless such Investor causes to be provided to each other Investor “rights of first offer” and “tag along” rights with respect to such Indirect Transfer that are substantially equivalent to the “rights of first offer” and “tag along” rights set forth in this Section 4.1 and Section 4.2 and subject to obligations and other terms and conditions that are substantially equivalent to those set forth in this Section 4.1 and Section 4.2.

4.2           Tag Along.  If the Company and the Significant Investors do not purchase all of the Offered Shares specified in a Transfer Notice in accordance with the provisions set forth in Section 4.1 and the Prospective Selling Investor proposes a Transfer with a Third Party, the Prospective Selling Investor shall, to the extent such Transfer is subject to this Section 4.2, by written notice (the “Tag Along Notice”) to each of the other Investors (the “Tag Along Offerees”), first offer the Tag Along Offerees the opportunity to participate in such Transfer in accordance with this Section 4.2 (a “Tag Along Sale”).

4.2.1        The Tag Along Notice shall identify (i) the class and number of shares of Offered Shares proposed to be sold by the Prospective Selling Investor, (ii) the fraction expressed as a percentage, determined by dividing the number of Shares to be purchased from the Prospective Selling Investor in such Tag Along Sale by the number of Shares held by such Prospective Selling Investor (the “Tag Along Sale Percentage”) (it being understood that the Company shall reasonably cooperate with the Prospective Selling Investor in respect of the determination of the Tag Along Sale Percentage), (iii) the consideration for which the Transfer is proposed to be made, (iv) the name and address of each proposed Third Party transferee, (v) the proposed Transfer date and (vi) all other material terms and conditions of the Tag Along Offer, including the form of the proposed agreement, if any, and a firm offer by each proposed Third Party transferee to purchase the Offered Shares.

4.2.2        Exercise.  Within seven (7) business days after the date of delivery of the Tag Along Notice by the Prospective Selling Investor to each Tag Along Offeree, each Tag Along Offeree desiring to make an offer to include Shares in the proposed Transfer (each a “Participating Seller” and, together with the Prospective Selling Investor, collectively, the “Tag Along Sellers”) shall furnish a written notice (the “Tag Along Offer”) to the Prospective Selling Investor indicating the number of Shares which such Participating Seller desires to have included in the proposed Transfer (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares held by such Tag Along Offeree).  Each Tag Along Offeree who does not make a Tag Along Offer in compliance with the above requirements, including the time period, shall have waived and be deemed to have waived all of such holder’s rights with respect to such Transfer, and, the Tag Along Sellers shall thereafter be free to Transfer to the Prospective Buyer, at a per Share price no greater than the per Share price set forth in the Tag Along Notice and on other terms and conditions that are, in all material respects, the same as those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Offeree pursuant to this Section 4.2.  The

Prospective Selling Investor shall use its commercially reasonable efforts to interest the Prospective Buyer in purchasing, in addition to the Offered Shares, at the same price per Share and on the terms and conditions set forth in the Transfer Notice, all of the Shares the Participating Sellers wish to sell.  If the Prospective Buyer does not wish to purchase all of the Shares made available by the Tag Along Sellers, then each Tag Along Seller shall be entitled to sell, at the same price per Share and on the terms and conditions set forth in the Transfer Notice, a portion of the Shares being sold to the Prospective Buyer, in the same proportion as such Tag Along Seller’s ownership of Shares bears to the aggregate number of Shares owned by all of the Tag Along Sellers.  If the Participating Sellers do not elect to sell the full number of Shares which they are entitled to sell pursuant to this Section 4.2.2, the Prospective Selling Investor shall be entitled to sell to the Prospective Buyer, according to the terms and conditions of the Transfer Notice, that number of its own Shares which equals the difference between the number of Shares desired to be purchased by the Prospective Buyer and the number of Shares the Participating Sellers sell pursuant to this Section 4.2.2.

4.2.3        Irrevocable Offer.  Subject to Section 4.2.4, the offer of each Investor pursuant to Section 4.2.2 to sell Shares under this Section 4.2 on the terms and conditions set forth in the Tag Along Notice shall be irrevocable, and such Participating Seller shall be bound and obligated to Transfer in the proposed Transfer, on the terms and conditions set forth in the Tag Along Notice, such number of Shares as was specified in such Participating Seller’s Tag Along Offer pursuant to Section 4.2.2.

4.2.4        Additional Compliance.  If, prior to consummation, the terms of the proposed Transfer shall change with the result that the per Share price to be paid in such proposed Transfer shall be lower than the offer price set forth in the Tag Along Notice, the number of Shares to be purchased by the Prospective Buyer shall be different than the number of Offered Shares specified in the Tag Along Notice or the other terms or conditions of such proposed Transfer shall be different than those set forth in the Tag Along Notice (other than (i) an increase in the number of Offered Shares to include all of the Shares the Participating Sellers wish to sell or (ii) a change in the form of consideration where the per Share price to be paid is with Marketable Securities with a value equal to or greater than the offer price), then, in any such case, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of Section 4.1 and this Section 4.2 separately complied with, in order to consummate such proposed Transfer pursuant to this Section 4.  In addition, if the Prospective Selling Investor has not completed the proposed Transfer upon the terms set forth in the Tag Along Notice by the end of the 90th day after the date of delivery of the Tag Along Notice to the Company and each of the other Investors, each Participating Seller shall be released from such Participating Seller’s obligations under Section 4.2, the Transfer Notice shall be null and void, and it shall be necessary for a separate Transfer Notice to be furnished, and the terms and provisions of Section 4.1 and this Section 4.2 separately complied with, in order to consummate such proposed Transfer pursuant to Section 4.1 and this Section 4.2.

4.3           Sale Event Drag Along.  Subject to compliance with Section 6.1(a), 6.2(a) or 6.2(b), as applicable, if one or more Significant Investors (such Significant Investors, the “Dragging Investors”) propose to Transfer any Shares (or to cause the Transfer of all or substantially all of the assets of the Company) to a Prospective Buyer that is not an Affiliate of any such Dragging Investor in a transaction, including a merger, or a series of related transactions that, after giving effect to the provisions of this Section 4.3, would constitute a Change of Control, then subject to compliance with Section 4.1, the provisions of this Section 4.3 will apply to such Transfer and each Investor agrees to Transfer to such Prospective Buyer in connection with such transaction or transactions, as the case may be, a percentage of the Shares owned by such Investor that is equal to the percentage of the aggregate number of Shares then owned by all of the Dragging Investors that are proposed to be Transferred to such Prospective Buyer (the “Drag Along Sale Percentage”).  For the avoidance of doubt, none of the Murray Investors, including Mr. Murray, nor any of the Trillium Investors, including Trillium, shall be considered an Investor for purposes of this Section 4.3 nor shall be bound by the terms of this Section 4.3.

4.3.1        Exercise.  The Dragging Investors shall furnish a written notice (the “Drag Along Sale Notice”) to the Company at least ten (10) business days prior to the consummation of such proposed Transfer, and the Company shall promptly furnish any such Drag Along Sale Notice to each Investor other than the Dragging Investors.  The Drag Along Sale Notice shall set forth the principal terms and conditions of the proposed Transfer insofar is it relates to the Shares, including (a) the number of Shares to be acquired from the Dragging Investor, (b) the Drag Along Sale Percentage, (c) the per Share consideration to be received in the proposed Transfer, including the form of consideration (if other than cash), (d) the name and address of the Prospective Buyer and (e) if known, the proposed closing date.  If the Dragging Investor consummates the proposed Transfer to which reference is made in the Drag Along Sale Notice, each other Investor (each, a “Participating Seller,” and together with the Dragging Investors, the “Drag Along Sellers”) shall be bound and obligated to Transfer the Drag Along Sale Percentage of such Investor’s Shares in the proposed Transfer on the same terms and conditions as the Dragging Investor with respect to each Share Transferred (subject to the limitations set forth in the proviso to the first sentence of Section 4.4.2).  If, at the end of the 270th day after the date of delivery of the Drag Along Sale Notice, the Dragging Investor has not completed the proposed Transfer, the Drag Along Sale Notice shall be null and void, each Participating Seller shall be released from its obligation under the Drag Along Sale Notice and it shall be necessary for a separate Drag Along Sale Notice to be furnished and the terms and provisions of this Section 4.3 separately complied with, in order to consummate such proposed Transfer pursuant to this Section 4.3.

4.3.2        Waiver of Appraisal Rights.  Each Investor agrees not to demand or exercise, and to the fullest extent permitted by applicable law hereby waives, appraisal rights under Section 262 of the DGCL or otherwise with respect to any transaction subject to this Section 4.3, whether or not such appraisal rights are otherwise available.

4.3.3        Drag Along Sale Transactions.  If a vote of holders of shares of capital stock of the Company (or any class or series of shares of capital stock of the Company) is required under any applicable law or rule or regulation of any national securities exchange or market or national securities association applicable to the Company, in each case in connection with a transaction being implemented pursuant to this Section 4.3 or is determined to be otherwise desirable by the Dragging Investors, each other Investor agrees to cast all votes to which such Investor is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as such Dragging Investors may instruct by written notice, to approve any sale, merger, consolidation, reorganization or any other transaction involving the Company or any of its Subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by such Dragging Investors of its rights under this Section 4.3 and in all cases consistent with the provisions thereof.  The Company shall take all actions reasonably requested by the Dragging Investors in connection with a transaction contemplated by this Section 4.3.

4.4           Miscellaneous Sale Provisions.  Notwithstanding anything to the contrary herein, the provisions of Section 4.4 shall apply to any Transfer to which Section 4.1, 4.2 or 4.3 applies.

4.4.1        Certain Legal Requirements.  If the consideration to be paid for Shares in a Transfer pursuant to Section 4.3 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification would not otherwise be required for the Transfer by the Prospective Selling Investor or (b) the provision to any Drag Along Seller of any specified information regarding the Company or any of its Subsidiaries, such securities or the issuer thereof, in each case that is not otherwise required to be provided for the Transfer by the Prospective Selling Investor, then such Participating Seller shall not have the right to Transfer Shares in such Transfer.  In such event, the Prospective Selling Investor will have the right, but not the obligation, to cause to be paid to such Participating Seller in lieu of such securities, against surrender of the Shares (in accordance with Section 4.4.5 hereof) that would have otherwise been Transferred by such Participating Seller to the Prospective Buyer in the Transfer, an amount in cash equal to the fair market value of such Shares as of the date such securities would have been delivered in exchange for such Shares, as determined in good faith by the Board, and thereupon such Drag Along Seller shall be obligated to Transfer Shares in such Transfer in accordance with Section 4.3.

4.4.2        Further Assurances.  The Company and each Participating Seller whether in such Participating Seller’s capacity as a stockholder, director or officer of the Company or otherwise, shall use its reasonable best efforts to take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Transfer pursuant to Section 4.1, 4.2 or 4.3 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Investor and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer in connection with such Transfer solely to the extent provided in the immediately following sentence.  Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Investor to which such Prospective Selling Investor will also be party, including agreements to (a)(i) make individual representations, warranties, covenants and other agreements, in each case as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares and (ii) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent as the Prospective Selling Investor is liable for the comparable representations, warranties, covenants and agreements made by it or on its behalf (with any limit on liability applied based on the relative value of their respective Shares), and (b) be liable (whether by purchase price adjustment, indemnity payments or otherwise, including pro rata participation in any escrow or holdback applicable to the sellers) in respect of representations, warranties, covenants and agreements in respect of the Company and its Subsidiaries in connection with such Transfer; provided, however, that the aggregate amount of liability described in this clause (b) shall not exceed the lesser of (x) such Participating Seller’s pro rata share of any such liability, to be determined in accordance with such Participating Seller’s portion of the aggregate proceeds to all Participating Sellers and Prospective Selling Investors in connection with such Transfer and (y) the proceeds to such Participating Seller in connection with such Transfer.  In connection with any governmental or regulatory approval required for any Transfer pursuant to Section 4.1, 4.2 or 4.3, including any such required approval of the DOJ or FTC, the Company shall file such applications and other materials as are necessary or desirable to file in order to obtain such governmental or regulatory approval, and each Investor shall cooperate with the Company and promptly provide it with any and all information, certifications and other materials necessary or otherwise reasonably requested by the Company to complete the filing of such applications and materials and to obtain such governmental or regulatory approval.  Without limitation to the foregoing sentence, the Company shall use its reasonable best efforts to obtain such governmental or regulatory approval as promptly as practicable, including (a) diligently prosecuting any such applications and other filings and, when applicable, opposing any petitions to deny, or any other objections filed with respect to, any such applications or other filings, and (b) promptly taking all other actions reasonably requested by the Prospective Selling Investor as necessary or desirable to facilitate obtaining such governmental or regulatory approval.

4.4.3                                Sale Process.  The Prospective Selling Investor shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer and the terms and conditions thereof, except as provided in Section 4.1.  No Investor or Affiliate of any Investor will have any liability to any other Investor or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Transfer, except to the extent contemplated herein or arising from a failure to comply with the provisions of this Section 4.

4.4.4                                Treatment of Convertible Securities.  If any Participating Seller Transfers Convertible Securities in any Transfer pursuant to Section 4.2 or 4.3, such Participating Seller shall receive, in exchange for each such Convertible Security that it Transfers, consideration equal to the amount (if greater than zero) determined by multiplying (a) the purchase price per Share received by the Prospective Selling Investors in such Transfer less the exercise price, if any, per Share of such Convertible Security times (b) the number of Shares that would be issued upon exercise, conversion or exchange of such Convertible Security (in all cases to the extent vested and exercisable or convertible or exchangeable at the time of such Transfer), subject to reduction for any taxes required to be withheld in respect of such Transfer under applicable law.

4.4.5                        Closing.  Subject to the provisions of Section 4.1.4 (in the case of a Transfer to which Section 4.1 applies), Section 4.2.2 (in the case of a Transfer to which Section 4.2 applies), Section 4.3.1 (in the case of a Transfer to which Section 4.3 applies), in each case that relate to the timing of the completion of a proposed Transfer to which such Section applies, the closing of a Transfer to which Section 4.1, 4.2 or 4.3 applies shall take place (a) (i) on the proposed closing date, if any, specified in the Transfer Notice or Drag Along Sale Notice, as applicable; provided that the consummation of any such Transfer may be extended beyond such date at the election of the Prospective Selling Investor, in the case of a Transfer to which Section 4.1 or Section 4.2 applies, or the Dragging Investors, in the case of a Transfer to which Section 4.3 applies, in each case to the extent necessary to obtain any applicable governmental or regulatory approval or other required approval or to satisfy other conditions, or (ii) if no proposed closing date was required to be specified in the applicable notice, at such time as the Prospective Selling Investor shall specify by notice to each Participating Seller and (b) at such place as the Prospective Selling Investor shall specify by notice to each Participating Seller.  At the closing of such Transfer, each Participating Seller shall deliver, against delivery of the applicable consideration therefor, (x) the certificates evidencing the Shares to be Transferred by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for Transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed and (y) any comparable transfer materials for any Convertible Securities to be Transferred.

5.                                       RIGHT OF PARTICIPATION.

Subject to Section 5.3, the Company shall not, and shall not permit any of its Subsidiaries to, issue or sell any shares of any of its capital stock or issue or sell any securities convertible into or exchangeable for any shares of its capital stock, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its shares of capital stock or securities convertible into or exchangeable for any shares of its capital stock (each an “Issuance” of “Subject Securities”), except in compliance with (i) the provisions of Section 5.1 or Section 5.2 and (ii) the applicable provisions of Section 6.2.

5.1                                 Right of Participation.

5.1.1                        Offer.  Not fewer than ten (10) business days prior to the consummation of an Issuance, a notice (the “Participation Notice”) shall be furnished by the Company or any of its Subsidiaries proposing to issue such Subject Securities (the “Issuer”) to each Investor.  The Participation Notice shall include:

(a)                                  the principal terms and conditions of the proposed Issuance, including (i) the amount, kind and terms of the Subject Securities to be included in the Issuance, (ii) the number of Equivalent Shares represented by such Subject Securities (if applicable), (iii) such Investor’s Participation Percentage, (iv) the maximum and minimum price (including if applicable, the maximum and minimum Price Per Equivalent Share) per unit of the Subject Securities, (v) if known to the Issuer, the name of each Person to which the Subject Securities would be issued (the “Prospective Subscriber”) and (vi) if known to the Issuer, the proposed issuance date; and

(b)                                 an offer by the Issuer to issue, at the option of each Investor that is an accredited investor within the meaning of Rule 501 under the Securities Act, to such Investor such portion of the Subject Securities to be included in the Issuance as may be requested by such Investor (not to exceed such Investor’s Participation Percentage of the total amount of Subject Securities to be included in the Issuance), on the same terms and conditions, with respect to each unit of Subject Securities issued to the Investors, as each of the Prospective Subscribers shall be issued units of Subject Securities.

5.1.2                        Exercise.

(a)                                  General.  Each Investor desiring to accept the offer contained in the Participation Notice shall accept such offer by furnishing a written notice of such acceptance to the Issuer within ten (10) business days after the date of delivery of the Participation Notice (i) specifying the amount of Subject Securities (not in any event to exceed such Investor’s Participation Percentage of the total amount of Subject Securities to be included in the Issuance) which such Investor desires to be issued to it and (ii) providing the Investment Certifications (each Investor accepting such offer and providing the Investment Certifications, a “Participating Buyer”).  Each Investor who does not so accept such offer in compliance with the above requirements, including the applicable time periods, shall be deemed to have waived all rights to participate in such Issuance, and the Issuer shall thereafter be free to issue Subject Securities in such Issuance to the Prospective Subscriber and the Participating Buyers, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms not more favorable to the Prospective Subscriber than those set forth in the Participation Notice, without any further obligation to such non-accepting Investors pursuant to this Section 5.  If, prior to consummation, the terms of such proposed Issuance change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be more favorable to the Prospective Subscriber than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1.

(b)                                 Irrevocable Acceptance.  The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided in Section 5.1.2(c), and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions as the Prospective Subscriber, with respect to each unit of Subject Securities issued, such amount of Subject Securities as such Participating Buyer has specified in such Participating Buyer’s written notice of acceptance.

(c)                                  Time Limitation.  If, at the end of the 90th day following the date of the delivery of the Participation Notice, the Issuer has not completed the Issuance, each Participating Buyer shall be released from all obligations under its written notice of acceptance, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1, unless the failure to complete such Issuance involves a failure by any governmental or regulatory authority, including the DOJ or FTC, or by the Company’s stockholders in accordance with the listing standards of the New York Stock Exchange, American Stock Exchange or such other national securities exchange or market on which the Common Stock is then listed, to approve such Issuance, in which case the Issuer will have one hundred eighty (180) days beyond such 90th day in which to obtain any such approval and complete the Issuance before the Participation Notice becomes null and void.

(d)                                 Other Securities.  The Issuer may condition the participation of the Investors in an Issuance upon the purchase by such Investors of any securities (including debt securities) other than Subject Securities (“Other Securities”) if and to the extent that the Prospective Subscribers’ participation in such Issuance is so conditioned.  In such case, each Participating Buyer shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the proportion of Other Securities to Subject Securities being acquired by the Prospective Subscriber in the Issuance, on the same terms and conditions, as to each unit of Subject Securities and

Other Securities issued to the Participating Buyers, as the Prospective Subscriber shall be issued units of Subject Securities and Other Securities.

(e)                                  Closing.  Subject to the provisions of Section 5.1.2 that relate to the timing of the completion of a proposed Issuance and subject to obtaining any required stockholder, governmental or regulatory approval therefor, the closing of an Issuance pursuant to Section 5.1 shall take place (a) (i) on the proposed date of Issuance, if any, set forth in the Participation Notice; provided that consummation of any Issuance may be extended beyond such date at the election of a Requisite Majority and the Company to the extent necessary to obtain any applicable stockholder, governmental or regulatory approval or other required approval or to satisfy other conditions, or (ii) if no proposed Transfer date was required to be specified in the Participation Notice, at such time as the Issuer shall specify by notice to each Participating Buyer; provided that, as to any Participating Buyer, such closing shall not be prior to the date that is ten (10) business days after the Issuer furnishes the applicable Participation Notice without the consent of such Participating Buyer, and (b) at such place as the Issuer shall specify by notice to each Participating Buyer.  At the closing of any Issuance under this Section 5.1.2, each Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or such Participating Buyer’s designated nominee, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

5.1.3                        Period.  The foregoing provisions of this Section 5.1 shall terminate with respect to all Investors upon the date of a Qualified Public Offering.

5.2                                 Warrant Participation Rights.  Notwithstanding the requirements of Section 5.1, the Company may proceed with any Issuance of Common Stock upon exercise of Public Warrants (a “Warrant Issuance”) without complying with the provisions of Section 5.1; provided that the Company shall:

(a)                                  within fifteen (15) business days after such Warrant Issuance, provide each Significant Investor with written notice of such Warrant Issuance setting forth (i) the number of shares of Common Stock included in such Warrant Issuance (the “Exercise Shares”), (ii) the purchase price for the Common Stock included in such Warrant Issuance (the “Purchase Price”) and (iii) the date of such Warrant Issuance;

(b)                                 offer to issue to each Significant Investor that is an accredited investor within the meaning of Rule 501 under the Securities Act, at a per share purchase price equal to the Purchase Price, up to such number of the shares of Common Stock as is equal to such Significant Investor’s Public Warrant Percentage multiplied by the product of (i) 2.4364 and (ii) the total number of Exercise Shares included in such Warrant Issuance;

(c)                                  keep such offer open for a period of at least fifteen (15) business days, during which period, each Significant Investor may accept such offer by sending a written acceptance to the Company (which acceptance shall include the Investment Certifications) (each Significant Investor accepting such offer and providing the Investment Certifications, a “Participating Warrant Buyer”) committing to purchase a number of shares of Common Stock  (not in any event to exceed the maximum number of shares allocable to such Investor pursuant to Section 5.2(b) above); and

(d)                                 at the closing of any Issuance under this Section 5.2, which, shall not be earlier than twenty (20) business days or later than thirty (30) business days after the acceptance of such offer pursuant to Section 5.2(c) above (provided, that, (i) if such Issuance is subject to any stockholder, governmental or regulatory approval, such period shall be extended until the later of (A) the expiration of five (5) business days after all such governmental or regulatory approvals have been received by the Company, but in no event later than ninety (90) days following the date of acceptance of such offer pursuant to Section 5.2(c), and (B) the expiration of five (5) business days after the date upon which all such stockholder approvals have been received by the Company), deliver the certificates or other instruments evidencing the shares of Common Stock to be issued to the Participating Warrant Buyer that accepts such offer, registered in the name of such Participating Warrant Buyer or such Participating Warrant Buyer’s designated nominee against delivery by such Participating Warrant Buyer of the applicable consideration.  Each Significant Investor agrees to cast all votes to which such Significant Investor is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, to approve each Issuance under this Section 5.2 that is subject to stockholder approval.

5.3                                 Excluded Transactions.  The provisions of this Section 5 shall not apply to any of the following types of Issuances by the Company or any Subsidiary of the Company:

(a)                                  any Issuance of shares of Common Stock (i) upon the exercise or conversion of any Convertible Securities (A) outstanding as of the Closing Date (other than Issuances of Common Stock upon exercise of Public Warrants not held by an Investor) or (B) issued in compliance with this Section 5 and (ii) pursuant to Section 5;

(b)                                 any Issuance of shares of Common Stock upon the conversion of any shares of Non-Voting Common Stock;

(c)                                  any Issuance of shares of Common Stock pursuant to a Public Offering or any Issuance pursuant to Rule 144A under the Securities Act;

(d)                                 any Issuance of Subject Securities in connection with the Closing or the indemnification obligations of the Company under Article VIII of the Exchange Agreement;

(e)                                  any Issuance of Subject Securities in connection with any stock split or stock dividend or upon any subdivision or combination that is approved by the Board;

(f)                                    any Issuance of Subject Securities representing in the aggregate (on an as-converted basis) less than five percent (5%) of the then outstanding shares of Common Stock of the Company to one or more bona fide lenders that are not Affiliates of an Investor in connection with any present or future borrowing, line of credit, guarantee, leasing or similar financing arrangement approved by the Board;

(g)                                 subject to any required approval of the Requisite Majority under Section 6.2, any Issuance of Subject Securities relating to any acquisition or merger after the Closing Date involving the Company or any of its Subsidiaries that is approved by the Board;

(h)                                 subject to any required approval of the Requisite Majority under Section 6.2, any Issuance of any shares of Common Stock (or Options) to employees, directors or officers of, or consultants to, the Company or any Subsidiary of the Company pursuant to any plan, agreement or arrangement approved by the Board; and

(i)                                     any Issuance of Subject Securities to the Company or any direct or indirect wholly-owned (for this purpose, disregarding any director qualifying or similar shares) Subsidiary of the Company.

5.4                                 Other Participation Terms.

5.4.1                        Certain Legal Requirements.  If the participation in any Issuance of Subject Securities by an Investor as a Participating Buyer or Participating Warrant Buyer would require under applicable law (a) the registration or qualification of such securities or (b) the provision to any participant in the Issuance of any information (other than information required to be provided pursuant to Section 5) regarding the Company or any of its Subsidiaries or such securities that is not otherwise required to be provided for the Issuance, such Investor shall not have the right to participate in the Issuance.  Without limiting the generality of the foregoing, it is understood and agreed that neither the Company nor the Issuer shall be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes.

5.4.2                        Further Assurances.  The Company and each Participating Buyer and Participating Warrant Buyer, whether in such Participating Buyer’s capacity as a stockholder, officer or director of the Company or otherwise, shall use its reasonable best efforts to take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable to expeditiously consummate each Issuance pursuant to this Section 5 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Issuer and the Prospective Buyer or the Participating Warrant Buyer, as the case may be.  Without limiting the generality of the foregoing, each such Participating Buyer and Participating Warrant Buyer agrees to execute and deliver such subscription and other agreements specified by the Issuer to which the Prospective Buyer or Participating Warrant Buyer, as the case may be, will be party.  In connection with any governmental or regulatory approval required for any Issuance, including any such required approval of the DOJ or FTC, the Company shall file such applications and other materials as are necessary or desirable to file in order to obtain such governmental or regulatory approval, and each Investor shall cooperate with the Company and promptly provide it with any and all information, certifications and other materials necessary or otherwise reasonably requested by the Company to complete the filing of such applications and materials and to obtain such governmental or regulatory approval.  Without limitation to the foregoing sentence, the Company shall use its reasonable best efforts to obtain such governmental or regulatory approval as promptly as practicable, including (a) diligently prosecuting any such applications and other filings and, when applicable, opposing any petitions to deny, or any other objections filed with respect to, any such applications or other filings, and (b) promptly taking all other actions reasonably requested by a Requisite Majority as necessary or desirable to facilitate obtaining such governmental or regulatory approval.

5.4.3                        Expenses.  All costs and expenses incurred by the Issuer in connection with any proposed Issuance of Subject Securities pursuant to this Section 5 (whether or not consummated), including all attorney’s fees and expenses, all accounting fees and expenses and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company or the Issuer.  All costs or expenses incurred by or on behalf of any Investor in connection with any such proposed Issuance (whether or not consummated) shall be borne by such Investor.

6.                                       APPROVAL RIGHTS.

6.1                                 Unanimous Stockholder Approval Rights.  Other than as expressly contemplated by the Exchange Agreement or this Agreement, without the prior written consent of the Unanimous Significant Investors, the Company shall not:

(a)                                  up to and including the fourth anniversary of the date of the Exchange Agreement, consummate, or permit any Subsidiary of the Company to consummate, a Change of Control where the consideration to be paid in respect of each outstanding share of Common Stock in such transaction is less than $12.00 per Equivalent Share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting shares of Common Stock);

(b)                                 incur, and shall not permit any of its Subsidiaries to incur, any indebtedness for borrowed money in an aggregate principal amount (excluding obligations with respect to capital leases) on a consolidated basis that would exceed four and one-half (4.5) times the Adjusted EBITDA for the immediately preceding twelve-month period;

(c)                                  sell or otherwise dispose of (by sale of assets or stock, merger or otherwise) any of its properties or assets, or permit any of its Subsidiaries to sell or otherwise dispose of (by sale of assets or stock, merger or otherwise) any of its properties or assets, for a sale price in excess of $50 million in a single transaction or a series of related transactions;

(d)                                 enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Company, other than on an arm’s length basis;

(e)                                  amend, alter or repeal any provision of the Certificate of Incorporation or By-laws of the Company;

(f)                                    change the domicile of the Company from the United States of America;

(g)                                 make any material change in the accounting policies of the Company (to the extent such change would require the approval of the Board);

(h)                                 repurchase or redeem (or permit any Subsidiary of the Company to purchase) any shares of capital stock (or securities convertible into, or exchangeable or exercisable for capital stock) held by an Investor, other than in connection with a repurchase or redemption of shares held by all of the Investors on a pro rata basis according to the number of Shares owned by each Investor;

(i)                                     amend or modify the terms of the Tranche A Loan, Tranche C Loan or Tranche D Loan; or

(j)                                     enter into an agreement, or permit any Subsidiary of the Company to enter into an agreement, to do any of the foregoing.

6.2                                 Other Stockholder Approval Rights.  Other than as expressly contemplated by the Exchange Agreement or this Agreement, without the prior written consent of a Requisite Majority, the Company shall not:

(a)                                  up to and including the fourth anniversary of the date of the Exchange Agreement, consummate, or permit any Subsidiary to consummate, a Change of Control where the consideration to be paid in respect of each outstanding share of Common Stock in such transaction is greater than or equal to $12.00 per Equivalent Share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting shares of Common Stock);

(b)                                 following the fourth anniversary of the date of the Exchange Agreement, consummate a Change of Control;

(c)                                  make any investment or enter into, and shall not permit any of its Subsidiaries to make any investment or enter into, any joint venture, strategic alliance or similar transaction, providing for payments (whether in cash, property or securities) by the Company and its Subsidiaries of more than $50 million in the aggregate in or to any such investment, joint venture, strategic alliance or transaction;

(d)                                 issue, repurchase or redeem, or permit its Subsidiaries to issue, repurchase or redeem, any shares of capital stock (or securities convertible into, or exchangeable or exercisable for capital stock), other than (i) issuances pursuant to the Company’s 2008 Stock Incentive Plan, as amended as of the Closing, (ii) issuances upon exercise of the Public Warrants or (iii) issuances pursuant to Section 5, or (iv) repurchases from former employees, officers, directors, consultants or other persons who performed services for the Company or any Subsidiary in connection with the cessation of such employment or service;

(e)                                  declare or pay any dividend or make any distribution on any shares of capital stock of the Company (other than dividends on Common Stock payable solely in Common Stock);

(f)                                    guarantee, assume, incur or refinance, or permit any of its Subsidiaries to guarantee, assume, incur or refinance, any indebtedness for borrowed money (excluding obligations with respect to capital leases in an aggregate annual amount less than $25 million), other than outstanding indebtedness incurred from time to time pursuant to credit agreements of the Company or any of its Subsidiaries in effect upon the Closing, provided that the consent of a Requisite Majority shall be required for any amendment, modification or extension of such credit agreements;

(g)                                 enter into, amend, modify or terminate any agreement with the Chairman and/or Chief Executive Officer of the Company;

(h)                                 enter into any settlement agreement relating to a legal proceeding (including an investigation) or series of related proceedings, providing for a payment by the Company and its Subsidiaries of more than $15 million;

(i)                                     establish, adopt, enter into, amend or modify or terminate any employee or director stock incentive plan for the Company and its Subsidiaries;

(j)                                     enter into, or permit any of its Subsidiaries to enter into, any transaction or series of related transactions with an Affiliate of the Company providing for payments by the Company and its Subsidiaries in excess of $1 million; or

(k)                                  enter into an agreement, or permit any Subsidiary of the Company to enter into an agreement, to do any of the foregoing.

6.3                                 Board Approval Requirements.  Without the prior approval of the Board, including (i) one Ares Director designated to the Board by the Ares Significant Investor pursuant to Section 2.1.2(a), if any, and (ii) one director designated to the Board by the PEP Significant Investor and the Ayala Significant Investor pursuant to Section 2.1.2(b), if any, the Company shall not:

(a)                                  commence any liquidation, dissolution or voluntary bankruptcy, administration, recapitalization or reorganization of the Company; or

(b)                                 approve a budget for any fiscal year of the Company or a material deviation from an approved budget for any fiscal year of the Company.

7.                                       ADDITIONAL AGREEMENTS.

7.1                                 Inspection.  The Company shall permit any authorized representative of each Significant Investor that, together with its Affiliates, owns Shares representing at least seven and one-half percent (7.5%) of the then outstanding shares of Common Stock to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

7.2                                 Financial Statements and Other Information.

7.2.1                        At any time in which the Company is not required to file annual, quarterly and periodic reports with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act, the Company shall deliver to each Significant Investor that, together with its Affiliates, owns Shares representing at least seven and one-half percent (7.5%) of the then outstanding shares of Common Stock:

(a)                                  as soon as available after the end of each fiscal year of the Company, and in any event within ninety (90) days after the end of each fiscal year of the Company (unless the Company has reasonably requested an extension not exceeding thirty (30) days), an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and audited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with U.S. generally accepted accounting principles consistently applied; and

(b)                                 as soon as available after the end of each fiscal quarter of the Company (other than the fourth quarter), and in any event within forty-five (45) days after the end of each fiscal quarter of the Company (other than the fourth quarter) (unless the Company has reasonably requested an extension not exceeding thirty (30) days), an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and unaudited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter, prepared in accordance with U.S. generally accepted accounting principles (subject to normal year-end audit adjustments and the absence of notes thereto).

7.2.2                        Until the date of a Qualified Public Offering, the Company shall deliver to each Significant Investor that, together with its Affiliates, owns Shares representing at least seven and one-half percent (7.5%) of the then outstanding shares of Common Stock:

(a)                                  as soon as available after the end of each calendar month and in any event within twenty (20) days thereafter, a summary of the Company’s financial performance not to exceed one page in length in a form to be mutually agreed upon by the Company and the Significant Investors promptly following execution of this Agreement;

(b)                                 as soon as available prior to or after the end of each fiscal year and in any event  within three (3) days following approval by the Board, the approved budget and annual business plan of the Company and its Subsidiaries for the subsequent fiscal year;

(c)                                  such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders; and

(d)                                 any information necessary to assist such Significant Investor in preparing its tax filings with respect to the Company and each of its Subsidiaries as from time to time may be reasonably requested by such Significant Investor.

7.3                                 Directors’ and Officers’ Insurance; Indemnification Agreement.

7.3.1                        The Company shall, if not already in place, purchase, within a reasonable period following the Closing Date, and maintain for such periods as the Board shall in good faith determine, at its expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who after the Closing Date is or was a director or officer of the Company or any Subsidiary, or is or was serving at the request of the Company or any Subsidiary as a director, officer, employee or agent of another limited company, corporation, partnership, joint venture, trust or other enterprise, including any Subsidiary of the Company, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, subject to customary exclusions.  The provisions of this Section 7.3.1 shall survive any termination of this Agreement.

7.3.2                        The Company shall enter into an indemnification agreement with each Significant Investor Director consistent with the form of indemnification agreement filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on August 12, 2008 or in such other form as shall be acceptable to such Significant Investor Director.

7.4                                 Other Business Opportunities.  In recognition that certain of the Significant Investors currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which such Significant Investor may serve as an advisor, a director or in some other capacity, and in recognition that such Significant Investor may have a myriad of duties to various investors and partners, and in anticipation that the Company, on the one hand, and such Significant Investor (or one or more affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties which may confront any Significant Investor who desires and endeavors fully to satisfy such Significant Investor’s duties, in determining the full scope of such duties in any particular situation, the provisions of this Section 7.4 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve such Significant Investor.

7.4.1                        Such Significant Investor and Significant Investor Director shall have the right:

(a)                                  to directly or indirectly engage in or invest in any business (including any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its Subsidiaries); provided, that no person serving as a Significant Investor Director shall also serve as a director or in a similar capacity for such other business,

(b)                                 to directly or indirectly do business with any client or customer of the Company and its Subsidiaries,

(c)                                  to take any other action that such Significant Investor believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 7.4, and

(d)                                 not to present potential transactions, matters or business opportunities to the Company or any of its Subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself or himself, as the case may be, and to direct any such opportunity to another Person..

7.4.2                        Such Significant Investor and its Affiliates shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its Affiliates or to refrain from any actions specified in Section 7.4.1, and the Company, on its own behalf and on behalf of its Affiliates, hereby renounces and waives any right to require such Significant Investor or its Affiliates to act in a manner inconsistent with the provisions of this Section 7.4.

7.4.3                        Such Significant Investor and its Affiliates shall not be liable to the Company or any of its Affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 7.4 or such Significant Investor’s or its Affiliates’ participation therein.

7.5                                 Confidentiality.

7.5.1                        Each Investor agrees that it shall (and shall cause its officers, directors, employees and Affiliates that are provided with Confidential Information and the officers, directors and employees of its Affiliates that are provided with Confidential Information, and shall use commercially reasonable efforts to cause its partners, legal counsel, agents and representatives that are provided with Confidential Information and the partners, legal counsel, agents and representatives of its Affiliates that are provided with Confidential Information (collectively, the “Confidentiality Affiliates”), to) (i) hold confidential and not disclose (other than by an Investor to its Confidentiality Affiliates in connection with a permitted purpose hereunder), without the prior written consent of the Company, all confidential or proprietary written, recorded or oral information or data (including research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know how and computer programming and other software techniques) provided or developed by the Company and any of its Subsidiaries, another Investor or its Confidentiality Affiliates in connection herewith (including all information provided by the Company pursuant to Section 7.2.2), whether such confidentiality or proprietary status is indicated orally or in writing or in a context in which the Company and any of its Subsidiaries or the disclosing Investor or any of their Confidentiality Affiliates reasonably communicated, or the receiving Investor or its Confidentiality Affiliates should reasonably have understood, that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”) and (ii) use such Confidential Information only for the purposes of performing its obligations hereunder or under any other agreement with the Company to which it is a party, carrying on the business of the Company and monitoring its investment in the Company.  Notwithstanding the foregoing, each Significant Investor may disclose any such Confidential Information on a confidential basis (a) to current and prospective lenders in connection with a loan or prospective loan to such Significant Investor, to any other Investor and to prospective purchasers of Shares from a Significant Investor, as well as to their legal counsel, auditors, agents and representatives, (b) to partners, members or prospective partners or members of, or investors in, an Investor or its Confidentiality Affiliates or (c) as a Dragging Investor in connection with the exercise of its rights under Section 4.3.

7.5.2                        The obligations contained in Section 7.5.1 shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (i) was, or becomes through no breach of the receiving Investor’s obligations hereunder, known to the public, (ii) becomes known to the receiving Investor or its Confidentiality Affiliates from other sources under circumstances not involving any breach of any confidentiality obligation by such source, (iii) is independently developed by the receiving Investor or its Confidentiality Affiliates, or (iv) is required to be disclosed by law, governmental regulation or applicable legal process (including any laws, rules or regulations applicable to Ayala Corporation in its capacity as a public company in the Philippines).

7.6                                 Reimbursement; No Obligation to Pay Fees.  The Company shall pay or cause to be paid directly, or reimburse each Significant Investor Director for such Significant Investor Director’s reasonable out-of-pocket expenses incurred in connection with the performance of such Significant Investor Director’s responsibilities set forth herein.  Without prior written consent of the Chief Executive Officer of the Company and the Board with Requisite Board Approval, the Company shall not be obligated to pay any fees (including director fees or similar compensation paid by portfolio companies to private equity firms) or similar remuneration to the Significant Investors or the Significant Investor Directors, or any of their respective Affiliates.

8.                                       REMEDIES.

Each party to this Agreement has all remedies available at law, in equity or otherwise against any other party in the event of any breach or violation of this Agreement or any default hereunder by such other party.  The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available against the breaching party, each of the parties hereto shall be entitled to specific performance of the obligations of the breaching party and, in addition, to such other equitable remedies against the breaching party (including preliminary or temporary relief) as may be appropriate in the circumstances.

9.                                       LEGENDS.

9.1                                 Restrictive Legend.  Each certificate representing Shares shall have a legend in substantially the following form endorsed conspicuously thereupon:

The voting of the shares of stock evidenced by this certificate and the sale, encumbrance, transfer or other disposition thereof are subject to the provisions of the Corporation’s Certificate of Incorporation, By-laws and a Stockholders Agreement to which the Corporation and certain of its stockholders are party, a copy of which may be inspected at the principal office of the Corporation or obtained from the Corporation without charge.

In the event of a Transfer of Shares permitted by this Agreement in which the transferee thereof is not required pursuant to this Agreement to become bound by, or become a party to, this Agreement with respect to such Shares, such transferee will have the right to have the foregoing legend removed at the Company’s expense from any certificates representing such Shares (insofar as such legend references the provisions of this Agreement) by the delivery of substitute certificates to evidence such Shares that do not reference this Agreement.

9.2                                 1933 Act Legend.  Each certificate representing Shares shall also have a legend in substantially the following form endorsed conspicuously thereupon:

The securities evidenced by this certificate were issued without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration statement under the Act covering the transfer thereof or an opinion of counsel, satisfactory to Stream Global Services, Inc. (the “Corporation”), that registration under the Act is not required.

9.3                                 Stop Transfer Instruction.  The Company will instruct any transfer agent not to register the Transfer of any Shares unless the conditions specified in the foregoing legends and this Agreement are satisfied.

9.4                                 Termination of 1933 Act Legend.  The requirement imposed by Section 9.2 shall cease and terminate as to any particular Shares (i) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (ii) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144.  Wherever such requirement shall cease and terminate as to any Shares, then the holder thereof shall be entitled to receive from the Company, as the case may be, without expense, new certificates not bearing the legend set forth in Section 9.2.

9.5                                 Book-Entry Shares.  The provisions of this Section 9 and the share legends required hereunder shall apply to Shares that are represented by book entry (as opposed to certificates) to the same extent as if such Shares were represented by certificates.

10.                                 AMENDMENT, TERMINATION, ETC.

10.1                           Oral Amendments.  This Agreement may not be orally amended, modified, extended or terminated, nor shall any purported oral waiver of any of its terms be effective.

10.2                           Written Amendments.  This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, but only by an agreement in writing signed by the Company and either (i) the Requisite Majority or (ii) if none of the Significant Investors, together with its Affiliates, own Shares representing at least seven and one-half percent (7.5%) of the then outstanding shares of Common Stock, the Investors owning a majority of the Shares then owned by the Investors; provided that:

(a)                                  the consent of each of the Significant Investors also shall be required if the amendment, modification, extension or termination (i) relates to this Section 10.2 or (ii) does not apply to all of the Significant Investors in the same fashion;

(b)                                 the consent of a Significant Investor also shall be required so long as such Significant Investor, together with its Affiliates, owns more than five percent (5%) of the then outstanding shares of Common Stock;

(c)                                  the consent of each of Mr. Murray and Trillium also shall be required for any amendment, modification, extension or termination of Section 2.1.2(f) (for so long as Mr. Murray is the Chief Executive Officer of the Company), Section 3 (for so long as any of the Murray Investors or Trillium Investors is bound by Section 3), Sections 4.1, 4.2 or 4.4 (for so long as any of the Murray Investors or Trillium Investors is bound by Sections 4.1 or 4.2), Section 7.6 (for so long as Mr. Murray is the Chief Executive Officer of the Company), Section 10.2 (for so long as Mr. Murray is the Chief Executive Officer of the Company or any of the Murray Investors or Trillium Investors is bound by any provision of this Agreement), Section 10.3 (for so long as Mr. Murray is the Chief Executive Officer or any of the Murray Investors or Trillium Investors is bound by any provision of this Agreement), or any of the defined terms used in Sections 2.1.2(f), 3, 4.1, 4.2, 4.4, 7.6, 10.2 or 10.3 (for so long as Mr. Murray is the Chief Executive Officer of the Company or any of the Murray Investors or Trillium Investors is bound by any provision of this Agreement); and

(d)                                 the consent of any Investor also shall be required if such amendment, modification, extension or termination would adversely and disproportionately affect the rights and/or obligations of such Investor.

10.3                           Termination.  This Agreement shall terminate on the earlier of (i) the first date on which the Significant Investors, together with their respective Affiliates, collectively own Shares representing less than ten percent (10%) of the then outstanding shares of Common Stock and (ii) the consummation of a Sale of the Company.

10.4                           Effect of Termination.  No termination (in whole or in part) of this Agreement shall relieve any Person of liability for any breach by it prior to such termination.

11.                                 DEFINITIONS, ETC.

11.1                           Certain Matters of Construction.  In this Agreement, unless specified otherwise:

(a)                                  references to Sections, Exhibits or Schedules are to Sections of, or Exhibits or Schedules to, this Agreement;

(b)                                 all Exhibits and Schedules to this Agreement are hereby incorporated in and made a part of this Agreement as if set forth in full herein, and any capitalized terms used but not otherwise defined in any such Exhibit or Schedule shall have the meanings given to those terms in this Agreement;

(c)                                  the captions and headings in this Agreement are provided for convenience and do not affect its meaning;

(d)                                 the words “hereof”, “herein”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement will be deemed to include all subsections thereof;

(e)                                  the word “including” means “including, without limitation”;

(f)                                    definitions are equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;

(g)                                 the masculine, feminine and neuter genders each include the others;

(h)                                 any reference to an agreement or organizational document, such as a certificate of incorporation, means that agreement or organizational document as amended or supplemented from time to time, subject to any restrictions on amendment contained in such agreement or organizational document, and any reference to a statute, rule or regulation means that statute, rule or regulation as amended or supplemented from time to time and any corresponding provisions of any successor statute, rule or regulation;

(i)                                     if any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day; and

(j)                                     the word “party” refers only to a party to this Agreement.

11.2                           Definitions.  The following terms have the following meanings:

“Acceptance Period” has the meaning set forth in Section 4.1.4.

“Adjusted EBITDA” has the meaning set forth in the Company’s then existing credit agreement, or, alternatively if no such credit agreement exists or such term is not defined in the then existing credit agreement, the Company’s consolidated earnings before interest, taxes, depreciation and amortization, as adjusted for (i) the pro forma impact of acquisitions and divestitures, (ii) non-recurring gains and charges, such as transaction-related costs, gains on the sales of assets, asset impairments and restructuring charges, (iii) non-cash income, gains, expenses or charges that do not relate to expected cash inflows or outflows in future periods, (iv) non-cash foreign currency gains and losses, (v) stock compensation charges and (vi) other similar items.

“Adverse Claim” has the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.

“Affiliate” means, with respect to any specified Person, (a) any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, or (b) if such specified Person is a natural person, any Member of the Immediate Family of such specified Person.  For the purposes of this Agreement, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this Agreement, no Investor shall be deemed an Affiliate of any other Investor by virtue of its ownership interest in the Company.

“Agreement” has the meaning set forth in the Preamble.

“Ares” has the meaning set forth in the Preamble.

“Ares Director” has the meaning set forth in Section 2.1.2.

“Ares Investors” has the meaning set forth in the Preamble.

“Ares Significant Investor” means initially Ares, and thereafter, any single transferee of at least one-half of the Shares owned by Ares and its Affiliates upon the Closing that is designated in writing to the Company and each other Significant Investor as the “Ares Significant Investor” by the transferor prior to the Transfer of at least one-half of the Shares owned by Ares and its Affiliates upon the Closing; provided, that if a transferee is so designated the “Ares Significant Investor”, then the transferor shall no longer be the “Ares Significant Investor.”  In no event shall there be more than one Ares Significant Investor at any time.

“Ayala” has the meaning set forth in the Preamble.

“Ayala Director” has the meaning set forth in Section 2.1.2.

“Ayala Investors” has the meaning set forth in the Preamble.

“Ayala Significant Investor” means initially Ayala, and thereafter, any single transferee of at least one-half of the Shares owned by Ayala and its Affiliates upon the Closing that is designated in writing to the Company and each other Significant Investor as the “Ayala Significant Investor” by the transferor prior to the Transfer of at least one-half of the Shares owned by Ayala and its Affiliates upon the Closing; provided, that if a transferee is so designated the “Ayala Significant Investor”, then the transferor shall no longer be the “Ayala Significant Investor.”  In no event shall there be more than one Ayala Significant Investor at any time.

“Board” has the meaning set forth in Section 2.1.1.

“business day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Change of Control” means: (a) any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions, the Investors as of immediately prior to such transaction cease to own equity securities representing a majority of the voting or economic power of the Company or other surviving entity immediately following such transaction or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities of the Subsidiaries of the Company), other than to (i) a wholly-owned Subsidiary of the Company or (ii) any other Person of which the Investors as of immediately prior to such transaction own a majority of the voting and economic power.

“Closing” has the meaning set forth in the Recitals.

“Closing Date” means the date on which the Closing occurs.

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Common Stock” means the common stock, $0.001 par value per share, of the Company.  If there shall occur any capital reorganization or reclassification or any consolidation or merger of the Company with or into another corporation, whether or not the Company is the surviving corporation, then, as part of any such reorganization, reclassification, consolidation or merger, as the case may be, Common Stock shall mean the stock or other securities equivalent thereto following such occurrence and references to Common Stock herein shall be deemed thereafter to refer to such stock or other securities.

“Company” has the meaning set forth in the Preamble.

“Company Competitor” means any Person listed on Schedule 11.2 attached hereto, as such schedule may amended from time to time with (a) the consent of the Board with Requisite Board Approval and (b) the prior written consent of Mr. Murray (for so long as any of the Murray Investors or Trillium Investors are subject to Section 3.3).

“Company Exercise Notice” has the meaning set forth in Section 4.1.2.

“Confidential Information” has the meaning set forth in Section 7.5.1.

“Confidentiality Affiliates” has the meaning set forth in Section 7.5.1.

“Convertible Securities” means any evidence of indebtedness, shares of stock (other than Common Stock), options, warrants or other securities, including Options and Warrants, that are directly or indirectly convertible into, or exchangeable or exercisable for, shares of Common Stock.

“Designating Party” has the meaning set forth in Section 2.1.3.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“DOJ” means the U.S. Department of Justice or any successor entity.

“Drag Along Sale Notice” has the meaning set forth in Section 4.3.1.

“Drag Along Sale Percentage” has the meaning set forth in Section 4.3.

“Drag Along Sellers” has the meaning set forth in Section 4.3.1.

“Dragging Investors” has the meaning set forth in Section 4.3.

“EGS Corp. Shares” has the meaning set forth in the Preamble.

“Equity Holder” means, (i) with respect to Ares, the limited partners of Ares Corporate Opportunities Fund II, L.P. (or its affiliated investment funds), (ii) with respect to PEP, the limited partners of Providence Equity Partners VI International, L.P. (or its affiliated investment funds), or (iii) with respect to Ayala, the shareholders of Ayala Corporation.

“Equivalent Shares” means, at any given time, (a) as to any number of outstanding shares of Common Stock that constitute Shares, such number of shares of Common Stock and (b) as to any outstanding Convertible Securities that constitute Shares, the maximum number of shares of Common Stock for which or into which such Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exercise Shares” has the meaning set forth in Section 5.2.

“Exchange Agreement” has the meaning set forth in the Recitals.

“Exempt Transfer” means a Transfer (a) pursuant to Rule 144, (b) pursuant to an effective registration statement under the Securities Act, (c) pursuant to a tender offer subject to Section 14(d)(1) of the Exchange Act (other than a tender offer made by an Investor), (d) to an Equity Holder pursuant to Section 3.1.1(a), other than an Equity Holder that, together with its Affiliates, after the consummation of the Transfer would own more than five percent (5%) of the then outstanding shares of Common Stock, or (e) pursuant to Section 4.3.

“FTC” means the Federal Trade Commission or any successor entity.

“Fully Diluted Shares” means, at any given time, the total number of outstanding shares of Common Stock (assuming the full conversion, exercise and/or exchange of all outstanding Convertible Securities other than the Public Warrants not held by an Investor).

“Independent Director” means a natural person who would satisfy the applicable director independence requirements under the rules of the New York Stock Exchange, American Stock Exchange or such other national securities exchange or market on which the Common Stock is then listed.

“Indirect Transfer” has the meaning set forth in Section 4.1.5.

“Investment Certifications” means a certification, representation and warranty that such Investor: (A) is an accredited investor within the meaning of Rule 501 under the Securities Act; (B) is acquiring the Subject Securities (and any securities it may acquire upon exercise or conversion of the Subject Securities) for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; (C) has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Subject Securities (or any securities it may acquire upon exercise or conversion of the Subject Securities); (D) has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and (E) has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.

“Investor Exercise Notice” has the meaning set forth in Section 4.1.3.

“Investor Notice” has the meaning set forth in Section 4.1.2.

“Investors” means each Person executing this Agreement and such other Persons, if any, that from time to time become party to this Agreement as transferees of Shares (other than transferees receiving Shares pursuant to (i) a Transfer in accordance with Rule 144, (ii) a Transfer under an effective registration statement under the Securities Act or (iii) a tender offer subject to Section 14(d)(1) of the Exchange Act (other than a tender offer made by an Investor)); provided, that, solely for purposes of Sections 3, 4.1, 4.2 and 10.2 (and, solely for purposes of such sections, the defined terms used therein), each of Trillium and Mr. Murray shall be considered an “Investor.”  Notwithstanding the foregoing, none of the Murray Investors, including Mr. Murray, nor any of the Trillium Investors, including Trillium, shall be considered an “Investor” under this Agreement, including Sections 3, 4.1 and 4.2, if the employment of Mr. Murray with the Company is terminated without Cause (as such term is defined in the Murray Employment Agreement) pursuant to Section 4.5 of the Murray Employment Agreement, or by reason of Mr. Murray’s death or disability, or if Mr. Murray terminates his employment with the Company for Good Reason (as such term is defined in the Murray Employment Agreement) pursuant to Section 4.3 of the Murray Employment Agreement (and in such event, none of the Murray Investors, including Mr. Murray, nor any of the Trillium

Investors, including Trillium, shall be entitled to any rights under, nor be bound by the terms of, this Agreement).

“Issuance” has the meaning set forth in Section 5.

“Issuer” has the meaning set forth in Section 5.1.1.

“Marketable Securities” means securities that are traded on an established United States or foreign securities exchange or market and not subject to restrictions on transfer as a result of any applicable contractual provisions or the provisions of the Securities Act.

“Mr. Murray” has the meaning set forth in the preamble.

“Member of the Immediate Family” means, with respect to any individual, each spouse, domestic partner, child, parent, uncle, aunt, nephew, niece, first cousin, sibling, grandchild or other descendant of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his or her capacity as such custodian or guardian, and each other relative of such individual approved by the Board.

“Murray Employment Agreement” means that certain Employment Agreement, dated as of July 15, 2008, by and between the Company and R. Scott Murray (as such agreement may be amended, modified or supplemented from time to time).

“Murray Investors” has the meaning set forth in the Preamble.

“Non-Voting Common Stock”  means the shares of non-voting common stock, par value $0.001 per share, of the Company issued pursuant to the Exchange Agreement, if any.

“Offered Shares” has the meaning set forth in Section 4.1.

“Optional Conversion Date” means the earliest to occur of (i) the first anniversary of the Closing Date, (ii) the termination of the Company’s existing credit agreement as of August 14, 2009 and (iii) the consummation of a Change of Control.

“Options” means any options to subscribe for, purchase or otherwise directly acquire shares of Common Stock from the Company (including restricted stock units and similar securities), other than any right to purchase shares pursuant to this Agreement.

“Other Securities” has the meaning set forth in Section 5.1.2.

“Participating Buyer” has the meaning set forth in Section 5.1.2.

“Participating Seller” (a) in relation to a Transfer subject to Section 4.2, has the meaning set forth in Section 4.2.2, and (b) in relation to a Transfer subject to Section 4.3, has the meaning set forth in Section 4.3.1.

“Participating Warrant Buyer” has the meaning set forth in Section 5.2(c).

“Participation Notice” has the meaning set forth in Section 5.1.1.

“Participation Percentage” means, as to any Investor with respect to a given Issuance, a fraction, expressed as a percentage, the numerator of which is the number of Shares owned by such Investor immediately prior to such Issuance and the denominator of which is the number of Fully Diluted Shares as of immediately prior to such Issuance.

“PEP” has the meaning set forth in the Preamble.

“PEP Director” has the meaning set forth in Section 2.1.2.

“PEP Investors” has the meaning set forth in the Preamble.

“PEP Significant Investor” means initially PEP, and thereafter, any single transferee of at least one-half of the Shares owned by PEP and its Affiliates upon the Closing that is designated in writing to the Company and each other Significant Investor as the “PEP Significant Investor” by the transferor prior to the Transfer of at least one-half of the Shares owned by PEP and its Affiliates upon the Closing; provided, that if a transferee is so designated the “PEP Significant Investor”, then the transferor shall no longer be the “PEP Significant Investor.”  In no event shall there be more than one PEP Significant Investor at any time.

“Permissible Transfer” has the meaning set forth in Section 3.1.1.

“Permitted Transferee” means (a) with respect to any Investor, any Affiliate of such Investor, (b) with respect to any Investor who is a natural person, upon the death of such Investor, such Investor’s estate, executors, administrators, personal representatives, heirs, legatees or distributees in each case acquiring the Shares in question pursuant to the will or other instrument taking effect at death of such Investor or by applicable laws of descent and distribution and (c) with respect to any Murray Investor or Trillium Investor, a trust, private foundation or other Person formed for estate planning purposes for the benefit of a Murray Investor, Trillium Investor or Member of the Immediate Family of a Murray Investor or Trillium Investor.  In addition, without limiting the foregoing, with respect to any Murray Investor or Trillium Investor, any Investor shall be a Permitted Transferee of such Investor’s Permitted Transferees.

“Person” means any natural person or individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Price Per Equivalent Share” means the Board’s good faith determination of the price per Equivalent Share of any Convertible Securities that are the subject of an Issuance pursuant to Section 5 hereof.

“Prospective Buyer” means any Person or Persons (including the Company or any of its Subsidiaries or any Investor) to whom a Prospective Selling Investor may Transfer Shares.

“Prospective Selling Investor” (a) in relation to a Transfer under Section 4.1, has the meaning set forth therein and (b) in relation to a Transfer under Section 4.3, means the Dragging Investors.

“Prospective Subscriber” has the meaning set forth in Section 5.1.1.

“Public Offering” means a public offering and sale of shares of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Public Warrant Percentage” means, as to any Significant Investor with respect to a given Issuance pursuant to Section 5.2, a fraction expressed as a percentage, the numerator of which is the number of Shares owned by such Significant Investor upon the Closing and the denominator of which is the total number of Shares owned by all Significant Investors upon the Closing; provided that, solely for purposes of the calculation of each Significant Investor’s Public Warrant Percentage, until an aggregate of 1,000,000 shares of Common Stock (subject to appropriate adjustment in the event of any stock split, stock dividend or other similar event affecting such shares) have been offered to the Ayala Significant Investor pursuant to Section 5.2, the Ayala Significant Investor’s Public Warrant Percentage shall be one hundred percent (100%) and each of the Ares Significant Investor’s and the PEP Significant Investor’s Public Warrant Percentage shall be zero percent (0.0%).

“Public Warrants” means the Warrants outstanding upon the Closing.

“Purchase Price” has the meaning set forth in Section 5.2.

“Qualified Public Offering” means the first underwritten public offering and sale of shares of Common Stock after the date of this Agreement pursuant to an effective registration statement under the Securities Act (other than on Form S-8 or a comparable form), after which, but not necessarily as a result of which, the shares of Common Stock then outstanding that will have been issued in a transaction registered pursuant to a registration statement under the Securities Act (other than shares of Common Stock (i) held by an Affiliate or executive officer of the Company or (ii) issued pursuant to a registration statement on Form S-8 or a comparable form) shall represent at least 20% of the shares of Common Stock then outstanding.

“Remaining Shares” has the meaning set forth in Section 4.1.2.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of August 14, 2009 among the Company, the Investors and the other stockholders of the Company named therein.

“Requisite Board Approval” means the approval of a majority of the members of the Board (which majority must include, to the extent such a director serves on the Board, one (1) director designated by the Ares Significant Investor pursuant to Section 2.1.2(a) and one (1) director designated by the Ayala Significant Investor and the PEP Significant Investor pursuant to Section 2.1.2(b)).

“Requisite Majority” means any two of the Significant Investors, provided that the Ares Significant Investor must be one of the two Significant Investors in favor of the matter in question.  The foregoing proviso shall terminate on the first date on which the Ares Significant Investor, together with its Affiliates, no longer owns (a) at least two-thirds (2/3) of the shares of Common Stock owned by Ares and its Affiliates upon the Closing and (b) a greater number of shares of Common Stock than each of the PEP Significant Investor, together with its Affiliates, and the Ayala Significant Investor, together with its Affiliates.  In addition, if any of the Significant Investors, together with its Affiliates, no longer owns at least seven and one-half percent (7.5%) of the then outstanding shares of Common Stock, then the vote or consent of such Significant Investor will no longer be required for a Requisite Majority.

“Rule 144” means Rule 144 under the Securities Act or any successor provision.

“Sale of the Company” means: (a) any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions, equity securities representing in excess of fifty percent (50%) of the voting or economic power of the Company or other surviving entity immediately following such transaction are owned directly, or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of Persons, other than the Significant Investors and their respective Affiliates, or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities of the Subsidiaries of the Company), other than to a wholly-owned Subsidiary of the Company).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shares” means with respect to an Investor, (a) all shares of Common Stock owned by an Investor upon the Closing, (b) all shares of Common Stock actually issued upon the exercise, conversion or exchange of any Public Warrants owned by an Investor upon the Closing, (c) all shares of Common Stock and Convertible Securities acquired by an Investor pursuant to Sections 3, 4 or 5 and (d) all shares of Common Stock or Convertible Securities acquired by an Investor in connection with any stock split, stock dividend, subdivision or combination of shares under (a), (b) or (c).  For purposes of this definition, Convertible Securities shall be treated as a number of Shares equal to the number of Equivalent Shares represented by such Convertible Securities (other than the Public Warrants) for all purposes of this Agreement, except as otherwise specifically set forth herein.

“Significant Investors” means the Ares Significant Investor, the Ayala Significant Investor and the PEP Significant Investor.

“Significant Investor Director” has the meaning set forth in Section 2.1.2.

“Subject Securities” has the meaning set forth in Section 5.

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns a majority of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.  For purposes of this Agreement, director’s qualifying shares or other similar equity interests of any Subsidiary of the Company shall be deemed to be owned by the Company.

“Tag Along Notice” has the meaning set forth in Section 4.2.

“Tag Along Offer” has the meaning set forth in Section 4.2.2.

“Tag Along Offerees” has the meaning set forth in Section 4.2.

“Tag Along Sale Percentage” has the meaning set forth in Section 4.2.1.

“Tag Along Sale” has the meaning set forth in Section 4.2.

“Tag Along Sellers” has the meaning set forth in Section 4.2.

“Tranche A Loan” means the fifty-five million dollar ($55,000,000) Tranche A Loan made by AYC Holdings Ltd. to EGS Acquisition Corp. pursuant to the resolution of the Board of Directors of EGS Acquisition Corp. dated December 18, 2008.

“Tranche C Loan” means collectively (i) the nine million dollar ($9,000,000) Tranche C-1 Loan made by PEP to EGS Corp. pursuant to the resolution of the Board of Directors of EGS Corp. dated December 18, 2008 and (ii) the nine million dollar ($9,000,000) Tranche C-2 Loan made by AYC Holdings Ltd. to EGS Corp. pursuant to the resolution of the Board of Directors of EGS Corp. dated December 18, 2008.

“Tranche D Loan” means collectively (i) the five million dollar ($5,000,000) Tranche D-1 Loan made by PEP to EGS Acquisition Corp. pursuant to the resolution of the Board of Directors of EGS Acquisition Corp. dated December 18, 2008 and (ii) the five million dollar ($5,000,000) Tranche D-2 Loan made by AYC Holdings Ltd. to EGS Acquisition Corp. pursuant to the resolution of the Board of Directors of EGS Acquisition Corp. dated December 18, 2008.

“Third Party” means a prospective purchaser (other than a Permitted Transferee of the prospective selling Investor) of Shares in a bona fide arm’s-length transaction.

“Transaction” has the meaning set forth in the Recitals.

“Transfer” means any sale, pledge, assignment, encumbrance, distribution or other transfer or disposition of Shares or other property to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law (including by merger), pursuant to judicial process or otherwise.

“Transfer Notice” has the meaning set forth in Section 4.1.1.

“Trillium” has the meaning set forth in the Preamble.

“Trillium Investors” has the meaning set forth in the Preamble.

“Unanimous Significant Investors” means (i) the Ares Significant Investor, for so long as the Ares Significant Investor, together with its Affiliates, owns Shares representing at least one-third (1/3) of the Shares owned by Ares and its Affiliates upon the Closing, (ii) the PEP Significant Investor, for so long as the PEP Significant Investor, together with its Affiliates, owns Shares representing at least fifty percent (50%) of the Shares owned by PEP and its Affiliates upon the Closing, and (iii) the Ayala Significant Investor, for so long as the Ayala Significant Investor, together with its Affiliates, owns Shares representing at least fifty percent (50%) of the Shares owned by Ayala and its Affiliates upon the Closing.

“Unwinding Event” has the meaning set forth in Section 3.1.1.

“Voting Investor” means any Investor that, together with its Affiliates, owns Shares representing at least five (5%) of the then outstanding shares of Common Stock.

“Warrants” means any warrants to subscribe for, purchase or otherwise directly acquire shares of Common Stock.

“Warrant Issuance” has the meaning set forth in Section 5.2.

12.           MISCELLANEOUS.

12.1         Stock Incentive Plan.  The Company shall, upon the Closing, amend its 2008 Stock Incentive Plan to increase the number of shares of Common Stock covered thereby to 10,000,000 shares of Common Stock.

12.2         Authority; Effect.  Each party hereto represents and warrants to each other party that this Agreement is a valid and binding obligation of such party, enforceable against it in accordance with its terms, and that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound.  This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties as members of a joint venture or other association.

12.3         Notices.  All notices, requests, demands, claims and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company, to:

Stream Global Services, Inc.
20 William Street, Suite 310
Wellesley, Massachusetts 02481
Telephone: (781) 304-1810
Facsimile: (781) 304-1702
Attention: Chief Executive Officer

and

Stream Global Services, Inc.
20 William Street, Suite 310
Wellesley, Massachusetts 02481
Telephone: (781) 304-1810
Facsimile: (781) 304-1702
Attention:  Chief Legal and Administrative Officer

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Facsimile: (617) 526-5000
Attention: Mark G. Borden and Peter N. Handrinos

If to any of the Ares Investors, to:

Ares Corporate Opportunities Fund II, L.P.
c/o Ares Management, Inc.
2000 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Telephone:  (310) 201-4100
Facsimile: (310) 201-4157
Attention: David Kaplan and Jeff Schwartz

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067-3206
Telephone: (310) 284-4550
Facsimile: (310) 557-2193
Attention: Michael Woronoff

If to any of the PEP Investors, to:

Providence Equity Partners
Lever House
390 Park Avenue, 4th Floor
New York, NY 10022
Telephone: (212) 644-1200
Facsimile: (212) 521-0845
Attention: Julie Richardson

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000
Facsimile:  (212) 310-8007
Attention: Michael Weisser

If to any of the Ayala Investors, to:

Ayala Corporation
Tower One Ayala Triangle
Ayala Avenue
Makati City 1226
Philippines
Telephone: 63 (2) 848-5643
Facsimile: 63 (2) 848-5846
Attention: Alfredo I. Ayala

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000
Facsimile:  (212) 310-8007
Attention: Michael Weisser

If to any of the Trillium Investors or Murray Investors to:

Stream Global Services, Inc.
20 William Street, Suite 310
Wellesley, Massachusetts 02481
Telephone: (781) 304-1810
Facsimile: (781) 304-1702
Attention: R. Scott Murray

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Facsimile: (617) 526-5000
Attention: Mark G. Borden and Peter N. Handrinos

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (c) two business days after being sent by overnight courier.  Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

12.4         Binding Effect; Etc.  This Agreement and the other agreements referred to herein constitute the entire agreement of the parties with respect to the subject matter hereof, supersede all prior or contemporaneous oral or written agreements or discussions among the parties and their respective Affiliates with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.  Except as otherwise expressly provided herein, no Investor may assign any of his, her or its respective rights or delegate any of his, her or its respective obligations under this Agreement without the prior written consent of the Company and a Requisite Majority, and any attempted assignment or delegation in violation of the foregoing shall be null and void.  No provision in this Agreement will give, or be construed to give, any legal or equitable rights hereunder to any Person other than the parties hereto and their respective heirs, representatives, successors and permitted assigns.

12.5                           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

12.6                           Severability.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.  The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

12.7                           No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Investor covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, manager or member of any Investor or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Investor or any current or future member of any Investor or any current or future director, officer, employee, partner, manager or member of any Investor or of any Affiliate or assignee thereof, as such, for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

12.8                           Reimbursement of Expenses.  The Company agrees to pay or reimburse each Significant Investor (i) for all reasonable costs and expenses (including reasonable attorneys fees, charges, disbursement and expenses) incurred in connection with any amendment, supplement, modification or waiver of or to any of the terms or provisions of this Agreement, provided the Company is provided with estimates of such costs and expenses in advance and given the opportunity to review and approve (such approval not to be unreasonably withheld) such costs and expenses prior to receiving a final bill and

(ii) for all reasonable costs and expenses of such Significant Investor (including reasonable attorneys fees, charges, disbursement and expenses), provided that the Company is provided with estimates of such costs and expenses in advance and given the opportunity to review and approve (such approval not to be unreasonably withheld) such costs and expenses prior to receiving a final bill, incurred in connection with (a) the consent to any departure by the Company or any of its Subsidiaries from the terms of any provision of this Agreement and (b) the enforcement by such Significant Investor of any right granted to it or provided for hereunder.

13.                                 GOVERNING LAW.

13.1                           Governing Law.  This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction.

13.2                           Consent to Jurisdiction.  Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.  Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction.  Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12.3 is reasonably calculated to give actual notice.

13.3                           WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER

AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

13.4                           Exercise of Rights and Remedies.  No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by a duly authorized officer or representative) as of the date first above written.

COMPANY	STREAM GLOBAL SERVICES, INC.

By:
Name:
Title:

INVESTORS	ARES CORPORATE OPPORTUNITIES FUND II, L.P.

By:
Name:
Title:

EGS DUTCHCO, B.V.

By:
Name:
Title:

NEWBRIDGE INTERNATIONAL INVESTMENT LTD.

By:
Name:
Title:

TRILLIUM CAPITAL LLC

By:
Name:
Title:

Mr. R. Scott Murray (personally)